EXHIBIT 32

CERTIFICATE OF
PRINCIPAL EXECUTIVE OFFICER
AND PRINCIPAL FINANCIAL OFFICER

     Each of the undersigned hereby certifies in his capacity as an officer of CRT Properties, Inc. (the “Company”) that he has reviewed this quarterly report and, to the best of his knowledge and belief, the quarterly report of the Company on Form 10-Q for the quarterly period ended June 30, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, that the quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the report not misleading, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations and cash flows of the Company for such period.

Dated: August 4, 2004	/s/ Thomas J. Crocker
Thomas J. Crocker
Chief Executive Officer (Principal Executive Officer) CRT Properties, Inc.

Dated: August 4, 2004	/s/ Steven A. Abney
Steven A. Abney
Vice President, Finance and Chief Accounting Officer (Principal Financial Officer) CRT Properties, Inc.